UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 851-1473

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 12, 2015, CorVel Corporation issued a press release to announce that on November 5, 2015, the Company’s board of directors authorized an increase in the number of shares authorized to be repurchased under its stock repurchase plan from 34 million shares to 35 million shares over the life of such plan, and that the Company entered into a pre-arranged stock trading plan to repurchase shares of its common stock commencing November 28, 2015 through February 25, 2016. A copy of the press release is furnished herewith as Exhibit No. 99.1.

The information contained in this report and in the exhibit attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated November 12, 2015, announcing that on November 5, 2015, the Company’s board of directors authorized an increase in the number of shares authorized to be repurchased under its stock repurchase plan from 34 million shares to 35 million shares over the life of such plan, and that the Company entered into a pre-arranged stock trading plan to repurchase shares of its common stock commencing November 28, 2015 through February 25, 2016 (furnished herewith but not filed pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION,
a Delaware corporation (Registrant)

Date: November 12, 2015	By:	/s/ Richard Schweppe
	Name:	Richard Schweppe
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 12, 2015, announcing that on November 5, 2015, the Company’s board of directors authorized an increase in the number of shares authorized to be repurchased under its stock repurchase plan from 34 million shares to 35 million shares over the life of such plan, and that the Company entered into a pre-arranged stock trading plan to repurchase shares of its common stock commencing November 28, 2015 through February 25, 2016.